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                                                                    EXHIBIT 10.9



AGREEMENT DATED AS OF DECEMBER 22, 2000, BETWEEN LIBERTY MEDIA CORPORATION ("LIBERTY") AND LIBERTY LIVEWIRE CORPORATION ("LIVEWIRE").


                                    Recitals

A. Liberty Livewire LLC (the "LLC") is a Delaware limited liability company. It was formed by Liberty on March 29, 2000, to enter into certain agreements relating to businesses that Liberty anticipated would be conducted by Livewire, pending Liberty's acquisition of a controlling interest in Livewire. Liberty is the sole member of, and holds beneficially and of record all of the outstanding equity interests in, the LLC.

B. Liberty desires to transfer to Livewire, on the terms and subject to the conditions set forth herein, Liberty's entire limited liability company interest in the LLC, which constitutes 100% of the limited liability company interest in the LLC outstanding (the "LLC interest").


        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties to this Agreement HEREBY AGREE AS FOLLOWS:


        ARTICLE I. Certain Definitions. As used herein, the following terms have the corresponding meanings:

        1.1. "Agreed Consideration" means the payment of one dollar by Livewire to Liberty at the closing hereunder, together with the other covenants and agreements of Livewire to Liberty hereunder.

        1.2. "HyperTV Warrant" means a Common Stock Subscription Warrant dated as of April 13, 2000, issued by the LLC, which obligates the LLC to sell to the holder 2,500,000 shares of the Class A Common Stock of Livewire, par value $.01 per share, at an exercise price of $30.00 per share.

        1.3. "Liabilities" means any and all liabilities, obligations, losses, damages, costs, expenses, claims, actions and causes of action whatsoever, whether known or unknown, matured or unmatured, fixed or contingent.

        1.4. "LLC Agreement" means the limited liability company agreement of the LLC, as modified or amended from time to time.

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ARTICLE II. LLC Contribution.

        On the date hereof, concurrently with the execution and delivery of this Agreement, Liberty shall contribute to Livewire the LLC Interest in exchange for the Agreed Consideration (the "LLC Contribution").

ARTICLE III. Certain Representations, Warranties and Covenants.

        3.1. Representations, Warranties and Covenants of Liberty. Liberty hereby represents, warrants and covenants to Livewire that this Agreement has been duly executed and delivered by Liberty. Liberty has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery by Liberty of this Agreement and the performance by Liberty of its obligations hereunder have been duly and validly authorized by all necessary corporate action on its part. This Agreement is a legal, valid and binding obligation of Liberty, enforceable in accordance with its terms.

        3.2. Representations, Warranties and Covenants of Livewire. Livewire hereby represents, warrants and covenants to Liberty that this Agreement has been duly executed and delivered by Livewire. Livewire has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery by Livewire of this Agreement and the performance by Livewire of its obligations hereunder have been duly and validly authorized by all necessary corporate action on its part. This Agreement is a legal, valid and binding obligation of Livewire, enforceable in accordance with its terms.

        3.3. Further Assurances. If at or at any time after the closing of the LLC Contribution, either party considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Livewire the LLC Interest, or otherwise to carry out the intent and purposes of this Agreement, then, at the request of either party, each party shall execute and deliver (or cause to be executed and delivered), all such deeds, bills of sale, assignments and assurances and shall take and do all such other acts and things as either party may determine to be necessary or desirable to vest, perfect or confirm any and all rights, title and interests in, to and under the LLC Interest, and otherwise to carry out the intents and purposes of this Agreement.


ARTICLE IV.  Conditions.

        The respective obligations hereunder of Liberty and Livewire to consummate the LLC Contribution are in each case subject to the satisfaction on the closing date of each of the following conditions:



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        4.1. Absence of Injunctions and Proceedings. No permanent or preliminary injunction or restraining order or other order by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition shall be in effect, (i) preventing consummation of any of the transactions contemplated hereby as provided herein, or permitting such consummation only subject to any condition or restriction that has had or could have a material adverse effect on the business, operations, results of operations, financial condition, or prospects of Liberty, Livewire, the LLC or any direct or indirect subsidiary of any of them or of any other affiliate of Liberty, (ii) requiring the divestiture, as a result of any of the transactions contemplated hereby, of any substantial portion of the business or assets of Liberty, Livewire, the LLC or of any direct or indirect subsidiary of any of them or of any other affiliate of Liberty, (iii) imposing material limitations on the ability of Liberty (directly or, in the case of indirectly owned securities, indirectly) effectively to exercise full rights of ownership of shares of capital stock or other ownership interests of Livewire, the LLC or any other direct or indirect subsidiary of Liberty (including the right to vote such shares or other ownership interests on all matters properly presented to the shareholders or other equity holders of such entity) or making the holding by Liberty (or a direct or indirect subsidiary of Liberty) of any such shares or other ownership interests illegal or subject to any materially burdensome requirement or condition, or (iv) requiring Liberty, Livewire, the LLC or any direct or indirect subsidiary of any of them or any other affiliate of Liberty to cease or refrain from engaging in any line of business, as a result of this Agreement or any transaction contemplated hereby.

        4.2. No Adverse Enactments. No statute, rule, regulation, law, order, judgment or decree enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or U.S. federal, state or local court or other governmental authority of competent jurisdiction shall be in effect that (i) makes this Agreement, the LLC Contribution or any other transaction contemplated hereby illegal or imposes or is reasonably likely to impose material damages or penalties in connection therewith or otherwise prohibits or unreasonably delays any such transaction, (ii) requires or is reasonably likely to require, as a result of the consummation of the LLC Contribution or any other transaction contemplated hereby, the divestiture of or any restrictions or conditions on the conduct of any substantial portion of the business or assets of Liberty, Livewire, the LLC or any direct or indirect subsidiary of any of them or of any other affiliate of Liberty, (iii) imposes or is reasonably likely to result in imposition of material limitations on the ability of Liberty (directly or, in the case of indirectly owned securities, indirectly) effectively to exercise full rights of ownership of shares of capital stock or other ownership interests of Livewire, the LLC or any other direct or indirect subsidiary of Liberty (including the right to vote such shares or other ownership interests on all matters properly presented to the shareholders or other equity holders of such entities), or makes the holding by Liberty (or a direct or indirect subsidiary of Liberty) of any such shares or other ownership interests illegal or subject to any materially burdensome requirement or condition, or (iv) requires or is reasonably likely to require Liberty, Livewire, the LLC or any direct or indirect subsidiary of



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any of them or any other affiliate of Liberty to cease or refrain from engaging in any material business, as a result of this Agreement or the consummation of any transaction contemplated hereby.

        4.3. Tax Matters. There shall not have been any change in law or regulation, and no new decision, regulation or interpretation published by the Internal Revenue Service or any other governmental authority of competent jurisdiction after the date of this Agreement, that could reasonably be anticipated to make the LLC Contribution taxable to Liberty or Livewire (or any member of a consolidated group of which Liberty or LIvewire is a member) for U.S. federal income tax purposes.


ARTICLE V.   Indemnification.

        5.1. Allocation of Liabilities. All Liabilities related to or arising out of the business, assets, or operations of the LLC, the LLC Agreement, the LLC Contribution, the ownership of the LLC Interest by Liberty or Livewire, the HyperTV Warrant, or otherwise related to or arising out of this Agreement or any transactions contemplated hereby shall, as between Liberty and Livewire, be Liabilities of Livewire (collectively, "Livewire Liabilities"), except as provided in the immediately following sentence. Notwithstanding the foregoing, as between Liberty and Livewire, Liberty shall be responsible for (i) Liberty's own obligations under this Agreement, and (ii) any Liabilities resulting from a breach of this Agreement by Liberty (collectively, "Liberty Liabilities").

        5.2. Livewire Indemnification. Livewire and the LLC shall indemnify and defend Liberty and hold Liberty harmless from and against any and all Livewire Liabilities, including without limitation any Liabilities arising from or in connection with (i) any Liabilities of the LLC or (ii) the HyperTV Warrant.

        5.3. Liberty Indemnification. Liberty shall indemnify and defend Livewire and the LLC and hold Livewire and the LLC harmless from and against any and all Liberty Liabilities.


ARTICLE VI.  Miscellaneous.

        6.1. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram or confirmed telex or telecopier, as follows:

        (a)    If to Liberty:

                             Liberty Media Corporation
                             9197 South Peoria Street



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                             Englewood, CO 80112
                             Attention: General Counsel
                             Facsimile: (720) 875-5382

               (b)    If to Livewire:

                             Liberty Livewire Corporation
                             520 Broadway
                             Santa Monica, CA 90401
                             Attention: General Counsel
                             Facsimile: (310) 434-7005

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

        6.2. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties with respect to such subject matter.

        6.3. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        6.4. Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        6.5. Counterparts. This Agreement may be executed in counterparts, and on separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

        6.6. Applicable Law. This Agreement and the legal relations between the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.



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               IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.


                                             LIBERTY LIVEWIRE CORPORATION



                                             By:  /s/ William E. Niles
                                                  ------------------------------
                                                  Name: William E. Niles
                                                  Title: Senior Vice President


                                             LIBERTY MEDIA CORPORATION



                                             By:  /s/ Elizabeth Markowski
                                                  ------------------------------
                                                  Name: Elizabeth Markowski
                                                  Title: Senior Vice President




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